CEL-SCI CORPORATION
                           SCHEDULE TO EXHIBIT 10 (i)

    The form of the Securities Purchase Agreement was filed as Exhibit 10(i) as part of the Company's original filing.

    This schedule provides information regarding those persons who were parties to the acquired the Company's securities pursuant to the terms of the Securities Purchase Agreement as well as other information required by Instruction 2 to
Item 601 of Regulation S-K.

    The names and addresses of the investors which are parties to the Securities Purchase Agreement, and the shares and warrants issued to the investors, are:

      Name and Address              Number of Shares        Series A Warrants

      Advantage Fund II, Ltd.          820,513                287,179
      c/o CITCO
      Kaya Flamboyan 9
      Curacao, Netherlands Antilles
      Attention: W.R. Webber

      Koch Investment Group, Ltd.      205,128                 71,795
      4111 East 37th Street North
      Wichita, Kansas 67270
      Attention: Josh Taylor

      Mooring Capital Fund             122,951                 43,033
      8614 Westwood Center Drive
      Suite 650
      Vienna, Virginia  22182

The Series A Warrant is sometimes referred to in the Securities Purchase Agreement as the "Callable Warrant". The exercise price of the Series A Warrant is $2.925 per share.

The Series B Warrant is sometimes referred to in the Securities Purchase Agreement as the "Adjustable Warrant". The investors listed above all received Series B Warrants in the transaction. However, the number of shares issuable pursuant to the Series B Warrants cannot be determined at this time.



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Series A         The Series A Warrants allow the investors the purchase  shares
Warrants of the Company's common stock at a price of $2.925 per share at any time prior to December 8, 2002

                 The Series A Warrant are callable by the Company if the closing price of the Company's common stock is above $7.00 for 20 consecutive trading days.


Series B         The Series B Warrants  allow the investors to acquire  shares
Warrants         of  the  Company's   common  stock  at  a  nominal  price  in
                 accordance with the following terms:

                 If subsequent to December 8, 1999 the Company shall close any equity or debt financing at a price below $2.4375, then on the closing date of that financing (the "Anti-Dilution Reset Date") additional Common Shares shall be issued to the Investor, equal to the following:

                                [(C x I) / A] - C

                    C = Common Shares held by the Investor on the Reset Date (excluding hedged Common Shares)
                    I   = $2.4375
                    A   = "Adjustment  Price",  equal  to  the  lesser  of (x)
                          $2.4375, (y) the average of the closing bid prices of the Common Stock on the American Stock Exchange for the 10 trading days immediately preceding the Anti-Dilution Reset Date, or (z) the price of the subsequent financing in excess of $1 million (the
                          lowest   determinable   conversion   price   for   a
                          convertible financing;  the lowest share price for a
                          common  stock   financing,   the  strike  price  for
                          warrants, etc


                 On December 8, 2000 and each six month anniversary thereafter through and including the December 8, 2002 (each a "Periodic Reset Date"), additional Common Shares may be issued to the Investors to reset the value per share to the lesser of (y) $2.4375, or (z) the Reset Price as of that Periodic Reset Date. The following formula shall be used to determine any additional Common Shares to be issued:

                 [(C x PA) / A] - C

                    C = Common Shares held by the Investor on the Reset Date (excluding hedged Common Shares)
                    PA = Adjustment Price from immediately preceding Reset Date ($2.4375 if no previous Reset Dates)
                    A=  Adjustment Price equal to the lesser of (y) $2.4375,
                          or (z) the average of the 10 lowest closing bid prices of the Common Stock over the 30 trading days immediately preceding the Periodic Reset Date. The investors agree not to sell or short any CEL-SCI shares during the 35 trading days prior to the Reset Date.